MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of April, 2001.

BETWEEN:

CLAIMSTAKER RESOURCES LTD.

(hereinafter called the "Company")

OF THE FIRST PART

AND:

RALPH W. BRAUN

(hereinafter called the "Manager")

OF THE SECOND PART

WHEREAS:

A. The Company is engaged in, inter alia, the business of natural resource exploration and development;

B. The Company has agreed to retain the Manager, and to appoint the Manager for the provision of management/administrative services and to act as its Chief Financial Officer, on terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

ARTICLE I

COMPENSATION

1.01 The Manager will faithfully, honestly and diligently provide management/administrative services and serve the Company in the capacity of Chief Financial Officer in consideration of which the Company will pay to the Manager the sum of $50 per hour for a minimum of 10 hours per month.

ARTICLE II

DUTIES AND DEVOTION OF TIME

2.01 During the term of this Agreement, the Manager will, subject to the direction of the directors of the Company, be responsible for the following: the supervision, direction, control and operation of the Company's financial activities and will have the obligation, duties, authority and power to do all acts and things as are customarily done by persons holding the position of Chief Financial Officer or performing duties similar to those performed by the Chief Financial Officer in corporations of similar size to the Company, and all acts and things as are reasonably necessary for the efficient and proper operation and development of the Company, but, without limiting the generality of the foregoing, will include all matters related to:

(a) using the best efforts of the Manager to obtain financing for the Company as and when required;

(b) managing the general administration of the Company's finances and data systems including its daily accounting, computer network, software development, personnel management, and other matters of daily administration;

(c) carry out such other duties as the Board of Directors of the Company shall decide from time to time; and

(d) other matters of day-to-day administration which may reasonably be considered the responsibility of persons holding the position of Chief Financial Officer in corporations of similar size to the Company.

2.02 It is understood between the parties hereto that the Manager shall be required to exert such efforts and expend such time as required to perform the duties referred to in Clause 2.01 hereof, and the Manager may engage in other activities and businesses as the Manager sees fit provided the Manager performs the duties referred to in Clause 2.01 hereof as required.

2.03 In conducting his duties under this Agreement, the Manager will report to the Company's Chief Executive Officer and will act consistently with his directives and policies.

2.04 The Manager will, during the term of this Agreement, obtain the consent of the Board of Directors of the Company before becoming a Director or Senior Officer of any company other than the Company, such consent not to be unreasonably withheld.

ARTICLE III

TERM

3.01 The effective date of this Agreement is April 1, 2001 and will, from such date, continue unless terminated in accordance with the terms and provisions of this Agreement.

ARTICLE IV

REIMBURSEMENT FOR EXPENSES

4.01 The Manager will be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Manager's duties hereunder, including, without limiting the generality of the foregoing, all travel and promotional expenses payable or incurred by the Manager in connection with his duties under this Agreement. All payments or reimbursements will be made immediately upon submission by the Manager of vouchers, bills or receipts for all expenses; PROVIDED, HOWEVER, that all such expenses in excess of $2000.00 are approved by the Company in writing prior to the Manager incurring same.

ARTICLE V

CONFIDENTIAL INFORMATION

5.01 The parties hereto acknowledge and agree that the Manager by virtue of duties hereunder will have access to confidential and secret information and therefore the Manager agrees that during the term of this Agreement and on termination or expiry of same, for any reason whatsoever, the Manager will not divulge or utilize for his own benefit or to the detriment of the Company any of such secret or confidential information so obtained.

ARTICLE VI

INTERRUPTION OF COMPANY'S BUSINESS

6.01 If during the term of this Agreement the Company will discontinue or interrupt the operations of its business in Canada for a period of ninety (90) days, then this Agreement will automatically terminate without liability on the part of either of the parties hereto.

ARTICLE VII

TERMINATION OF AGREEMENT

7.01 Notwithstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Company or the Manager may terminate this Agreement by giving one month's written notice to the other part. In the event the Compay does not provide the required one month's notice, the Company shall forthwith pay the Manager a sum equal to one month's minimum amount due to the Manager as set out in Clause 1.01.

ARTICLE VIII

ARBITRATION

8.01 Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement will be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia).

ARTICLE IX

PERSONAL CONTRACT

9.01 This Agreement and all other rights, benefits and privileges herein confirmed will be personal, and accordingly may not be assigned by the Manager.

ARTICLE X

ADDRESS FOR SERVICE

10.01 The address for service for any notice, consent, acceptance or other document required or permitted hereunder will be: To the Company:

CLAIMSTAKER RESOURCES LTD.
Suite 1440 - 1166 Alberni Streeet
Vancouver, B. C. V6E 3Z3

To the Manager:

RALPH W. BRAUN
Suite 1440 - 1166 Alberni Streeet
Vancouver, B. C. V6E 3Z3

or such other address as either of such parties will from time to time hereunder by notice in writing to the other of them appoint. Any notice delivered will be deemed to have been received on the date of delivery and any notice mailed by first class prepaid mail addressed as aforesaid will be deemed to have been received three (3) days after the date of mailing thereof; provided, however that if there should be a postal strike, slow down or other labour dispute which may affect the delivery of such notice through the mail between the time of mailing and the actual receipt of the notice, then such notice will be effective only if actually delivered.

ARTICLE XI

ENTIRE AGREEMENT

11.01 This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Manager acknowledges that he was not induced to leave his former occupation or to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

ARTICLE XII

AMENDMENT

12.01 This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

ARTICLE XIII

APPLICABLE LAW

13.01 This Agreement will be construed under and governed by the laws of British Columbia.

13.02 This Agreement is subject to the approval of the Canadian Venture Exchange and the Executive Director as required. The Manager will comply with all conditions and requirements which may be imposed by the Canadian Venture Exchange and the Executive Director.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.